UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 10, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 10, 2026, Albertsons Companies, Inc. (the “Company”) announced the appointment of Andrew Murray as Executive Vice President, Chief Financial Officer effective January 17, 2027.

In connection with Mr. Murray’s appointment, he will receive an annualized base salary of $900,000 and will be eligible to participate in the Company’s annual bonus plan with a target cash bonus opportunity of 100% of base salary. In addition, Mr. Murray’s target annual equity award compensation will be $3.5 million beginning with FY26. Mr. Murray will receive a one-time cash sign on bonus of $1 million (the “Sign On Award”) and a one-time sign-on equity award with a grant date value of $1 million (the “Sign On Equity Award”), which will vest in equal installments over a period of two years from the grant date, subject to the terms of the applicable award agreement. Mr. Murray will be required to repay the cash Sign On Award if the Company terminates his employment for cause or he terminates his employment for any reason before January 17, 2029. Mr. Murray entered into the customary Employment Agreement that includes, among other things, non-competition and non-solicitation covenants for the 12 month period following his termination of employment with the Company. Mr. Murray will receive relocation benefits under the Company’s program. There are no family relationships between Mr. Murray and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Murray is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Murray, age 49, currently serves as Group Chief Financial Officer of Fonterra Co-Operative Group, the world’s largest dairy exporter and co-operative in New Zealand owned by farmers. At Fonterra, Murray oversees finance as well as strategy, mergers and acquisitions, transformation, information technology, financial trading, shared services and procurement. He joined Fonterra in 2023 as CFO, Global Markets, before becoming Group CFO in 2024. Before joining Fonterra, Mr. Murray served as Chief Financial Officer at Simplot Australia from 2020 to 2023, with responsibility for finance, corporate strategy, legal and information technology. He also led global finance transformation at Toll Group and held senior finance roles at Mondelez International for Australia and New Zealand and later, the Asia Pacific, Middle East and Africa region.

A copy of the press release announcing these updates is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Interim Chief Financial Officer

Effective January 17, 2027, Mr. Cody Perdue, Interim Chief Financial Officer, will resume his duties as Senior Vice President, Treasury, Investor Relations and Risk.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated November 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 10, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs